FIFTH THIRD PRIME MONEY MARKET FUND

A portfolio of Fifth Third Funds

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 5, 2012

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of Fifth Third Prime Money Market Fund, a portfolio of Fifth Third Funds (the Trust), hereby designate and appoint E. Keith Wirtz, Matthew A. Ebersbach and Richard B. Ille, as proxies to act at the Special Meeting of Shareholders (the "Special Meeting") to be held on September 5, 2012 at 511 Walnut Street, Cincinnati, Ohio 45202, at 10 a.m. (Eastern Time), and at any adjournment thereof. The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FIFTH THIRD PRIME MONEY MARKET FUND. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

NOTE: Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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Signature Date

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Signature of Joint Shareholder Date

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Title if a corporation, partnership or other entity

Three simple methods to vote your proxy:

If you would like another copy of the proxy materials, they are available at www.proxyonline.us. You will need your control number above to log in.

QUESTIONS ABOUT THIS PROXY? Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-866-530-8623. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. (Eastern Time). We have retained AST Fund Solutions to assist our shareholders in the voting process. If we have not received your proxy card or vote as the date of the Special Meeting approaches, representatives from AST Fund Solutions may call you to remind you to exercise your vote.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK. Example: Xx

PROPOSAL:

	FOR	AGAINST	ABSTAIN
1. PROPOSAL: To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Prime Value Obligations Fund, a portfolio of Money Market Obligations Trust, would acquire all or substantially all of the assets of Fifth Third Prime Money Market Fund in exchange for Service Shares of Federated Prime Value Obligations Fund to be distributed pro rata by Fifth Third Prime Money Market Fund to its shareholders of Class A Shares, Class B Shares, Class C Shares and Institutional Shares, in complete liquidation, dissolution and termination of Fifth Third Prime Money Market Fund. As a result of this reorganization, shareholders of the Fifth Third Prime Money Market Fund will receive shares of the specified share class of the Federated Prime Value Obligations Fund.	□	□	□

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

OR VOTE BY PHONE OR INTERNET.

PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.

TAG ID: BAR CODE CUSIP: 123456789